Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 9, 2025, with respect to the financial statements of Newbridge Acquisition Limited as of December 31, 2024 and 2023 in this Registration Statement on Form S-1 and the related Prospectus of Newbridge Acquisition Limited filed with the Securities and Exchange Commission.

/s/ Enrome LLP

Singapore
November 18, 2025

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